Exhibit 4.1

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

Dated as of June 2, 2003
by and among

ABN AMRO BANK N.V.

and

ABN AMRO BANK N.V.
 CITIGROUP GLOBAL MARKETS INC.
LEHMAN BROTHERS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

as Initial Purchasers

TABLE OF CONTENTS
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i

     This Registration Rights Agreement (this “Agreement”) is made and entered into as of June 2, 2003 , by and among ABN AMRO Bank N.V., a limited liability company incorporated in the Netherlands (the “Bank”), and ABN AMRO Bank N.V., Citigroup Global Markets Inc., Lehman Brothers Inc. and (each an “Initial Purchaser” and, collectively, the “Initial Purchasers”), each of whom has agreed to purchase the Bank’s 4.65% Subordinated Notes due 2018 pursuant to the Purchase Agreement (as defined below) which, when issued will be Restricted Notes (as defined below). The term “Subordinated Notes” means all of the Bank’s 4.65% Subordinated Notes due 2018 issued pursuant to the Indenture, whether Restricted Notes or Exchange Notes (as defined below).

     This Agreement is made pursuant to the Purchase Agreement, dated May 23, 2003, (the “Purchase Agreement”), by and among the Bank and the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Subordinated Notes, the Bank has agreed to provide the registration rights set forth in this Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them the Indenture, dated the Closing Date, between the Bank and The Bank of New York, as Trustee, relating to the Restricted Notes and the Exchange Notes (the “Indenture”).

     The parties hereby agree as follows:

     Section 1. Definitions.

     As used in this Agreement, the following capitalized terms shall have the following meanings:

     Affiliate: As defined in Rule 144 of the Securities Act.

     Affiliated Market Maker: A Broker-Dealer who is deemed to be an Affiliate of the Bank and who is, therefore, required to deliver a prospectus in connection with sales or market making activities.

     Broker-Dealer: Any broker or dealer registered under the Exchange Act.

     Business Day: any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

     Closing Date: The date hereof.

     Consummate: An Exchange Offer shall be deemed “consummated” for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (b) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the period required pursuant to Section 2(b) and (c) the delivery by the Bank to the Registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Subordinated Notes tendered by Holders thereof pursuant to the Exchange Offer.

     Effectiveness Deadline: As defined in Section 2(a) and Section 3(a).

     Exchange Act: The Securities Exchange Act of 1934, as amended.

     Exchange Dates: As defined in Section 2(a)(iv).

     Exchange Notes: The Bank’s 4.65% Subordinated Notes due 2018 to be issued pursuant to the Indenture (i) in exchange for Restricted Notes pursuant to the Exchange Offer, (ii) to a purchaser of Subordinated Notes pursuant to a Shelf Registration Statement as contemplated by Section 5(b) or (iii) to the purchaser of a Subordinated Note distributed to the public pursuant to Rule 144 under the Securities Act (or any similar provision then in force, but not Rule 144A).

     Exchange Offer: The exchange and issuance by the Bank of a principal amount of Exchange Notes (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the outstanding principal amount of Subordinated Notes that are tendered by such Holders in connection with such exchange and issuance.

     Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

     Exempt Resales: The transactions in which the Initial Purchasers propose to sell the Subordinated Notes to certain “qualified institutional buyers,” as such term is defined in Rule 144A under the Securities Act and pursuant to Regulation S under the Securities Act.

     Filing Deadline: As defined in Section 2(a) and Section 3(a) hereof.

     Holders: Each holder of a Restricted Note from time to time.

     Prospectus: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

     Recommencement Date: As defined in Section 5(d) hereof.

     Registration Default: As defined in Section 4 hereof.

     Registration Default Interest: As defined in Section 4 hereof.

     Registration Statement: Any registration statement of the Bank relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or (b) the registration for resale of Restricted Notes pursuant to the Shelf Registration Statement, in each case (i) that is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

     Regulation S: Regulation S promulgated under the Securities Act.

     Restricted Note: Each Subordinated Note, until the earliest to occur of (a) the date on which such Subordinated Note is exchanged in the Exchange Offer for an Exchange Note which is entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (b) the date on which such Subordinated Note has been disposed of in accordance with a Shelf Registration Statement (and the purchasers thereof have been issued Exchange Notes), or (c) the date on which such Subordinated Note is distributed to the public pursuant to Rule 144 under the Securities Act (or any similar provision then in force, but not Rule 144A) (and purchasers thereof have been issued Exchange Notes) and each Exchange Note until the date on which such Exchange Note is disposed of by a Broker-Dealer pursuant to the “Plan of Distribution” contemplated by the Exchange Offer Registration Statement (including the delivery of the Prospectus contained therein).

     Rule 144: Rule 144 promulgated under the Securities Act.

     SEC: The Securities and Exchange Commission.

     Securities Act: The Securities Act of 1933, as amended.

     Shelf Registration Statement: As defined in Section 3 hereof.

     Suspension Notice: As defined in Section 5(d) hereof.

     TIA: The Trust Indenture Act of 1939 as in effect on the date of the Indenture.

      Section 2. Registered Exchange Offer.

     (a) Unless the Exchange Offer shall not be permitted by applicable federal law (after the procedures set forth in Section 5(a)(i) have been complied with), the Bank shall:

     (i) cause the Exchange Offer Registration Statement to be filed with the SEC as soon as practicable after the Closing Date, but in no event later than 90 days after the Closing Date (such 90th day being the “Filing Deadline”),

     (ii) use its best efforts to cause such Exchange Offer Registration Statement to become effective at the earliest possible time, but in no event later than 180 days after the initial filing with the SEC (such 180th day being the “Effectiveness Deadline”),

     (iii) in connection with the foregoing,

     (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause it to become effective,

     (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Securities Act, and

     (C) cause all necessary filings, if any, in connection with the registration and qualification of the Exchange Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and

     (iv) upon the effectiveness of such Exchange Offer Registration Statement, commence and Consummate the Exchange Offer. The Bank shall commence the Exchange Offer by mailing the related Prospectus, appropriate letters of transmittal and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law (A) that the Exchange Offer is being made pursuant to this Agreement and that all Restricted Notes validly tendered and not properly withdrawn will be accepted for exchange; (B) the dates of acceptance for exchange (which shall be a period of at least 20 Business Days from the date such notice is mailed) (the “Exchange Dates”); (C) that any Restricted Notes not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement; (D) that any Holder electing to have Restricted Notes exchanged pursuant to the Exchange Offer will be required to surrender such Restricted Notes, together with the appropriate letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, The City of New York) and in the manner specified in the notice, prior to the close of business on the last Exchange Date; and (E) that any Holder will be entitled to withdraw its election, not later than the close of business on the last Exchange Date, by sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Restricted Notes delivered for exchange and a statement that such Holder is withdrawing its election to have such Restricted Notes exchanged.

     The Exchange Offer shall be on the appropriate form permitting (i) registration of the Exchange Notes to be offered in exchange for the Subordinated Notes that are Restricted Notes and (ii) resales of Exchange Notes by Broker-Dealers that tendered into the Exchange Offer Subordinated Notes that such Broker-Dealer acquired for its own account as a result of market making activities or other trading activities (other than Subordinated Notes acquired directly from the Bank or any of its Affiliates) as contemplated by Section 2(b).

     (b) The Bank shall use its best efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. The Bank shall cause the Exchange Offer to comply with all applicable federal and state securities laws, including the laws of the Netherlands, and the regulations of Euronext Amsterdam N.V.. No securities other than the Exchange Notes shall be included in the Exchange Offer Registration Statement.

     (c) The Bank shall include a “Plan of Distribution” section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Broker-Dealer who holds Restricted Notes that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Subordinated Notes acquired directly from the Bank or any Affiliate of the Bank), may exchange such Restricted Notes pursuant to the Exchange Offer. Such “Plan of Distribution” section shall also contain all other information with respect to such sales by such Broker-Dealers that the SEC may require in order to permit such sales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Restricted Notes held by any such Broker-Dealer, except to the extent required by the SEC as a result of a change in policy, rules or regulations after the date of this Agreement. See the Shearman & Sterling no-action letter referred to in Section 5(a)(ii).

     Because such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with its initial sale of any Exchange Notes received by such Broker-Dealer in the Exchange Offer, the Bank shall permit the use of the Prospectus contained in the Exchange Offer Registration Statement by such Broker-Dealer to satisfy such prospectus delivery requirement. To the extent necessary to ensure that the prospectus contained in the Exchange Offer Registration Statement is available for sales of Exchange Notes by Broker-Dealers, the Bank agrees to use its best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented, amended and current as required by and subject to the provisions of Section 5(a) and Section 5(c) and in conformity with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the SEC as announced from time to time, for a period of one year from the date of Consummation of the Exchange offer or such shorter period as will terminate when all Restricted Notes covered by such Registration Statement have been sold pursuant thereto. The Bank shall provide sufficient copies of the latest version of such Prospectus to such Broker-Dealers, promptly upon request, and in no event later than one day after such request, at any time during such period.

     Section 3. Shelf Registration.

     (a) Shelf Registration. If

     (i) The Exchange Offer is not permitted by applicable law (after the Bank has complied with the procedures set forth in Section 5(a)(i)), or

     (ii) any Initial Purchaser of Restricted Notes shall notify the Bank within 20 Business Days following the Consummation of the Exchange Offer that:

     (A) such Initial Purchaser was prohibited by law or SEC policy from participating in the Exchange Offer or

     (B) such Initial Purchaser may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Initial Purchaser or

     (C) such Initial Purchaser is a Broker-Dealer and holds Subordinated Notes acquired directly from the Bank or any of its Affiliates,

then the Bank shall:

     (1) cause to be filed with the SEC, on or prior to 90 days after the earlier of (i) the date on which the Bank determines that the Exchange Offer Registration Statement cannot be filed as a result of Section 3(a)(i) and (ii) the date on which the Bank receives the notice specified in Section 3(a)(ii) (such earlier date, the “Filing Deadline”), a shelf registration statement pursuant to Rule 415 under the Securities Act (which may be an amendment to the Exchange Offer Registration Statement (the “Shelf Registration Statement”)), relating to all Restricted Notes, and

     (2) shall use its best efforts to cause such Shelf Registration Statement to become effective on or prior to 180 days after the Filing Deadline for the Shelf Registration Statement (such 180th day the “Effectiveness Deadline”).

     If, after the Bank has filed an Exchange Offer Registration Statement that satisfies the requirements of Section 2(a), the Bank is required to file and make effective a Shelf Registration Statement solely because the Exchange Offer is not permitted under applicable federal law (i.e., Section 3(a)(i)), then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (1) above; provided that, in such event, the Bank shall remain obligated to meet the Effectiveness Deadline set forth in clause (2).

     To the extent necessary to ensure that the Shelf Registration Statement is available for sales of Restricted Notes by the Initial Purchasers thereof entitled to the benefit of this Section 3(a) and the other securities required to be registered therein pursuant to Section 5(b)(ii). the Bank shall use its best efforts to keep any Shelf Registration Statement required by this Section 3(a) continuously effective, supplemented, amended and current as required by and subject to the provisions of Section 5(b) and Section 5(c) and in conformity with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the SEC as announced from time to time, for so long as any Initial Purchaser is deemed to be an Affiliate of the Bank but in no event sooner than the first to occur of (i) two years (as extended pursuant to Section 5(d)) following the Closing Date, or (ii) the date on which all Restricted Notes covered by such Shelf Registration Statement have been sold pursuant thereto.

     (b) Provision by Initial Purchasers of Certain Information in Connection with the Shelf Registration Statement. No Initial Purchaser of Restricted Notes may include any of its Restricted Notes in any Shelf Registration Statement pursuant to this Agreement unless and until such Initial Purchaser furnishes to the Bank in writing, within 20 days after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Securities Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Initial Purchaser of Restricted Notes shall be entitled to Registration Default Interest pursuant to Section 4 unless and until such Initial Purchaser shall have provided all such information. Each selling Initial Purchase agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Bank by such Initial Purchaser not materially misleading.

      Section 4. Registration Default Interest.

     If (a) any Registration Statement required by this Agreement is not filed with the SEC on or prior to the applicable Filing Deadline, (b) any such Registration Statement has not been declared effective by the SEC on or prior to the applicable Effectiveness Deadline or (c) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or the Prospectus therein ceases to be usable for more than 30 days (each such event referred to in clauses (a) through (c), a “Registration Default”), then the interest rate on the Restricted Notes will be increased by 50 basis points per annum (“Registration Default Interest”) commencing (i) on the Filing Deadline in the case of clause (a), (ii) on the Effectiveness Deadline in the case of clause (b), (iii) on the 31st day following the failure of the Registration Statement to be effective or the failure of the Prospectus to be usable in the case of clause (c); provided that the Bank shall in no event be required to pay Registration Default Interest for more than one Registration Default at any given time. Notwithstanding anything to the contrary set forth herein, (i) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of clause (a) above, (ii) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of clause (b) above, (iii) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or the Prospectus therein made usable in the case of clause (c) above, the Registration Default Interest payable with respect to the Restricted Notes as a result of such clause (a), (b), or (c), as applicable, shall cease.

     All accrued Registration Default Interest shall be paid to the Holders entitled thereto, in the manner provided for the payment of interest in the Indenture, on each Interest Payment Date, as more fully set forth in the Indenture and the Subordinated Notes. Notwithstanding the fact that any Subordinated Notes for which Registration Default Interest is due cease to be Restricted Notes, all obligations of the Bank to pay Registration Default Interest with respect to such Subordinated Notes shall survive until such time as such obligations with respect to such Subordinated Notes shall have been satisfied in full.

     Section 5. Registration Procedures.

     (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Bank shall (x) comply with all applicable provisions of Section 5(c), (y) use its best efforts to effect such exchange and to permit the resale of Exchange Notes by Broker-Dealers that tendered in the Exchange Offer Subordinated Notes that such Broker-Dealer acquired for its own account as a result of its market making activities or other trading activities (other than Subordinated Notes acquired directly from the Bank or any of its Affiliates) being sold in accordance with the intended method or methods of distribution thereof, and (z) comply with all of the following provisions:

     (i) If, following the date hereof there has been announced a change in SEC policy with respect to exchange offers such as the Exchange Offer, that in the reasonable opinion of counsel to the Bank raises a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Bank hereby agrees to seek a no-action letter or other favorable decision from the SEC allowing the Bank to Consummate an Exchange Offer for such Restricted Notes. The Bank hereby agrees to pursue the issuance of such a decision to the SEC staff level. In connection with the foregoing, the Bank hereby agrees to take all such other actions as may be requested by the SEC or otherwise required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the SEC, (B) delivering to the SEC staff an analysis prepared by counsel to the Bank setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the SEC staff.

     (ii) As a condition to its participation in the Exchange Offer, each Holder of Restricted Notes (including, without limitation, any Holder which is a Broker Dealer) shall furnish, upon the request of the Bank, prior to the Consummation of the Exchange Offer, a written representation to the Bank (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Bank, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (C) it is acquiring the Exchange Notes in its ordinary course of business. As a condition to its participation in the Exchange Offer, each Holder using the Exchange Offer to participate in a distribution of the Exchange Notes shall acknowledges and agrees that, if the resales are of Exchange Notes obtained by such Holder in exchange for Subordinated Notes acquired directly from the Bank or an Affiliate thereof, it (1) could not, under SEC policy as in effect on the date of this Agreement, rely on the position of the SEC enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to Section 5(a)(i)), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.

     (iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Bank shall provide a supplemental letter to the SEC (A) stating that the Bank is registering the Exchange Offer in reliance on the position of the SEC enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, and, if applicable, any no-action letter obtained pursuant to Section 5(a)(i), (B) including a representation that the Bank has not entered into any arrangement or understanding with any Person to distribute the Exchange Notes to be received in the Exchange Offer and that, to the best of the Bank’s information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes received in the Exchange Offer and (C) any other undertaking or representation required by the SEC as set forth in any no-action letter obtained pursuant to Section 5(a)(i) if applicable.

     (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Bank shall:

     (i) comply with all the provisions of Section 5(c) and use its best efforts to effect such registration to permit the sale of the Restricted Notes being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Bank pursuant to Section 3(b)), and pursuant thereto the Bank will prepare and file with the SEC a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Restricted Notes in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof, and

     (ii) issue, upon the request of any Holder or purchaser of Subordinated Notes covered by any Shelf Registration Statement contemplated by this Agreement, Exchange Notes having an aggregate principal amount equal to the aggregate principal amount of Subordinated Notes sold pursuant to the Shelf Registration Statement and surrendered to the Bank for cancellation; the Bank shall register Exchange Notes on the Shelf Registration Statement for this purpose and issue the Exchange Notes to the purchaser(s) of securities subject to the Shelf Registration Statement in the names as such purchaser(s) shall designate.

     (c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement, the Bank shall:

     (i) use its best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 2 or Section 3 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading or (B) not to be effective and usable for resale of Restricted Notes during the period required by this Agreement, the Bank shall file promptly an appropriate amendment to such Registration Statement curing such defect, and, if SEC review is required, use its best efforts to cause such amendment to be declared effective as soon as practicable.

     (ii) prepare and file with the SEC such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 2 or Section 3, as the case may be; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

     (iii) advise each Holder and each Initial Purchaser who is an Affiliated Market Maker promptly and, if requested by such Person, confirm such advice in writing:

     (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective,

     (B) of any request by the SEC for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto,

     (C) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Restricted Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and

     (D) of the existence of any fact or the occurrence of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     If at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Restricted Notes under state securities or blue sky laws, the Bank shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

     (iv) subject to Section 5(c)(i), if any fact or event contemplated by Section 5(c)(iii)(D) above exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Restricted Notes, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

     (v) furnish to each Affiliated Market Maker and to any Holder that may so request in connection with such exchange or sale, if any, before filing with the SEC, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Persons in connection with such sale, if any, for a period of at least five Business Days, and the Bank will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which such Persons shall reasonably object within five Business Days after the receipt thereof. Such Person shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading or fails to comply with the applicable requirements of the Securities Act;

     (vi) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to each Affiliated Market Maker and to any Holder that may so request in connection with such exchange or sale, if any, make the Bank’s representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such Persons may reasonably request;

     (vii) make available, at reasonable times, for inspection by each Holder and each Affiliated Market Maker and any attorney or accountant retained by such Persons, all financial and other records, pertinent corporate documents of the Bank and cause the Bank’s officers, directors and employees to supply all information reasonably requested by any such Persons, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness;

     (viii) if requested by any Holder in connection with such exchange or sale or any Affiliated Market Maker, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Persons may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Restricted Notes and the use of the Registration Statement or Prospectus for market making activities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Bank is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

     (ix) furnish to each Affiliated Market Maker and to any Holder that may so request in connection with such exchange or sale, without charge, at least one copy of the Registration Statement, as first filed with the SEC, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

     (x) deliver to each Affiliated Market Maker and to any Holder that may so request without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Bank hereby consents to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each selling Person in connection with the offering and the sale of the Restricted Notes covered by the Prospectus or any amendment or supplement thereto and all market making activities of such Affiliated Market Maker, as the case may be;

     (xi) upon the request of any Initial Purchaser, enter into such agreements (including underwriting agreements) and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Restricted Notes pursuant to any applicable Registration Statement contemplated by this Agreement as may be reasonably requested by any Initial Purchaser in connection with any sale or resale pursuant to any applicable Registration Statement. In such connection, and also in connection with market making activities by any Affiliated Market Maker, the Bank shall:

     (A) upon request of any Initial Purchaser or Affiliated Market Maker, furnish (or in the case of Section 5(c)(xi)(A)(1) and Section 5(c)(xi)(A)(3), use its efforts to cause to be furnished) to each Initial Purchaser, upon Consummation of the Exchange Offer or upon the effectiveness of the Shelf Registration Statement, as the case may be:

     (1) a certificate, dated such date, signed on by executives of the Bank, confirming, as of the date thereof, the matters set forth in Section 5(d) of the Purchase Agreement and such other similar matters as such Person may reasonably request;

     (2) an opinion, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Bank covering matters similar to those set forth in Section 5(b) of the Purchase Agreement and such other matters as such Person may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Bank and of the independent public accountants for the Bank and has considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to the extent such counsel deems appropriate upon the statements of officers and other representatives of the Bank) and without independent check or verification), no facts came to such counsel’s attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective and, in the case of the Exchange Offer Registration Statement, as of the date of Consummation of the Exchange Offer, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date and, in the case of the opinion dated the date of Consummation of the Exchange Offer, as of the date of

Consummation, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

     (3) a customary comfort letter, dated the date of Consummation of the Exchange Offer, or as of the date of effectiveness of the Shelf Registration Statement, as the case may be, from the Bank’s independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Section 5(e) of the Purchase Agreement; and

     (B) deliver such other documents and certificates as may be reasonably requested by such Persons to evidence compliance with the matters covered in Section 5(c)(xi)(A) above with any customary conditions contained in any agreement entered into by the Bank pursuant to this Section 5(c)(xi).

     (xii) prior to any public offering of Restricted Notes, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Restricted Notes under the securities or Blue Sky laws of such jurisdictions as the selling Holders may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Restricted Notes covered by the applicable Registration Statement; provided, however, that the Bank shall not be required to register or qualify as a foreign corporation where it is not now so qualified nor to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

     (xiii) in connection with any sale of Restricted Notes that will result in such Subordinated Notes no longer being Restricted Notes, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing the Restricted Notes to be sold and not bearing any restrictive legends; and to register such Restricted Notes in such denominations and such names as the selling Holders may request at least two Business Days prior to such sale of Restricted Notes;

     (xiv) use its best efforts to cause the disposition of the Restricted Notes covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Restricted Notes, subject to the proviso contained in Section 5(c)(xii) above.

     (xv) provide a CUSIP number for all Restricted Notes not later than the effective date of a Registration Statement covering such Restricted Notes and provide the Trustee under the Indenture with printed certificates for the Restricted Notes which are in a form eligible for deposit with the Depository Trust Company;

     (xvi) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelvemonth period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Securities Act);

     (xvii) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable such Indenture to be so qualified in a timely manner; and

     (xviii) provide promptly to each Holder and Affiliated Market Maker, upon request, each document filed with the SEC pursuant to the requirements of Section 13 or Section 15(d) of the Exchange Act.

     (d) Restrictions on Holders. Each Holder agrees by acquisition of Restricted Notes and each Affiliated Market Maker agrees that, upon receipt of the notice referred to in Section 5(c)(iii)(C) or any notice from the Bank of the existence of any fact of the kind described in Section 5(c)(iii)(D) (in each case, a “Suspension Notice”), such Person will forthwith discontinue disposition of Restricted Notes pursuant to the applicable Registration Statement until (i) such Person has received copies of the supplemented or amended Prospectus contemplated by Section 5(c)(iv) or (ii) such Person is advised in writing by the

Bank that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the “Recommencement Date”). Each Person receiving a Suspension Notice hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies, then in such Person’s possession which have been replaced by the Bank with more recently dated Prospectuses or (ii) deliver to the Bank (at the Bank’s expense) all copies, other than permanent file copies, then in such Person’s possession of the Prospectus covering such Restricted Notes that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of such Registration Statement set forth in Section 2 or Section 3, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the date of delivery of the Recommencement Date.

      Section 6. Registration Expenses.

     (a) All expenses incident to the Bank’s performance of or compliance with this Agreement will be borne by the Bank, regardless of whether a Registration Statement becomes effective, including without limitation:

      (i) registration and filing fees and expenses;

     (ii) fees and expenses of compliance with federal securities and state Blue Sky or securities laws;

     (iii) expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses, whether for exchanges, sales, market making or otherwise), messenger and delivery services and telephone;

     (iv) fees and disbursements of counsel for the Bank and the Initial Purchasers;

     (v) application and filing fees in connection with listing the Exchange Notes; and

     (vi) fees and disbursements of independent certified public accountants of the Bank (including the expenses of any special audit and comfort letters required by or incident to such performance).

     The Bank will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Bank.

     (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration

Statement and the Shelf Registration Statement), the Bank will reimburse the Initial Purchasers who are tendering Restricted Notes in the Exchange Offer and/or selling or reselling Restricted Notes or Exchange Notes pursuant to the “Plan of Distribution” contained in the Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, which shall be Davis Polk & Wardwell.

     Section 7. Indemnification.

     (a) The Bank agrees to indemnify and hold harmless each Initial Purchaser and each Holder, their respective directors, officers and each Person, if any, who controls such Initial Purchaser or Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, liabilities, judgments, (including without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto) provided by the Bank to any Initial Purchaser or Holder, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any Initial Purchaser or Holder furnished in writing to the Bank by such Initial Purchaser or Holder.

     (b) Each Holder of Restricted Notes agrees, severally and not jointly, to indemnify and hold harmless the Bank and its directors and officers, and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Bank, to the same extent as the foregoing indemnity from the Bank set forth in Section 7(a) above, but only with reference to information relating to such Holder furnished in writing to the Bank by such Holder expressly for use in any Registration Statement. In no event shall any Holder, its directors, officers or any Person who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Restricted Notes pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Restricted Notes and (ii) the amount of any damages that such Holder, its directors, officers or any Person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or Section 7(b) above (the “indemnified party”), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the “indemnifying person”) in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Section 7(a) and Section 7(b) above, a Holder shall not be required to assume the defense of such action pursuant to this Section 7(c) but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Holder). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by a majority of the Holders, in the case of the parties indemnified pursuant to Section 7(a), and by the Bank, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty Business Days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

     (d) To the extent that the indemnification provided for in this Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments

     (i) such proportion as is appropriate to reflect the relative benefits received by the Bank, on the one hand, and the Holders, on the other hand, from their sale of Restricted Notes or

     (ii) if the allocation provided by Section 7(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 7(d)(i) but also the relative fault of the Bank on the one hand, and of the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Bank, on the one hand, and of the Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Bank, on the one hand, or by the Holder, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Bank and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 7, no Holder, its directors, its officers or any Person, if any, who controls such Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of Restricted Notes pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Restricted Notes and (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 7(d) several in proportion to the respective principal amount of Restricted Notes held by each Holder hereunder and not joint.

     (e) The Bank agrees that the indemnity and contribution provisions of this Section 7 shall apply to Affiliated Market Makers to the same extent, on the same conditions, as it applies to Holders.

      Section 8. Rule 144A and Rule 144.

     The Bank agrees with each Holder, for so long as any Restricted Notes remain outstanding and during any period in which the Bank (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to such Holder or beneficial owner of Restricted Notes in connection with any sale thereof and any prospective purchaser of such Restricted Notes designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Restricted Notes pursuant to Rule 144A, and (ii) is subject to Section 13 or 15 (d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Restricted Notes pursuant to Rule 144.

        Section 9. Miscellaneous.

     (a) Remedies. The Bank acknowledges and agrees that any failure to comply with its obligations under Section 2 and Section 3 may result in material irreparable injury to Initial Purchasers, Holders or Affiliated Market Makers for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Initial Purchaser, Holder or Affiliated Market Maker may obtain such relief as may be required to specifically enforce the Bank’s obligations under Section 2 and Section 3. The Bank further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

     (b) No Inconsistent Agreements. The Bank will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Bank’s securities under any agreement in effect on the date hereof.

     (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless:

     (i) the case of Section 4 and this Section 9(c)(i), the Bank has obtained the written consent of Holders of all outstanding Restricted Notes, and

     (ii) in the case of all other provisions hereof, the Bank has obtained the written consent of Holders of a majority of the outstanding principal amount of Restricted Notes (excluding Restricted Notes held by the Bank or its Affiliates).

     Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Restricted Notes are being tendered pursuant to the Exchange Offer, and that does not affect directly or indirectly the rights of other Holders whose Restricted Notes are not being tendered pursuant to such Exchange Offer, may be given by the Holders of a majority of the outstanding principal amount of Restricted Notes subject to such Exchange Offer.

     (d) Third Party Beneficiary. The Holders and Affiliated Market Makers shall be third party beneficiaries to the agreements made hereunder between the Bank, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of Holders and Affiliated Market Makers hereunder.

     (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

     (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

(ii) if to the Bank:

ABN AMRO Bank N.V., Attention of Arjo Blok
Gustav Mahlerlaan 10
Amsterdam
The Netherlands
Facsimile: +31-20-383 4830

     Notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

     Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

     (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders; provided, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Restricted Notes in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Restricted Notes in any manner, whether by operation of law or otherwise, such Restricted Notes shall be held subject to all of the terms of this Agreement, and by taking and holding such Restricted Notes such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

     (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

     (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Restricted Notes. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ABN AMRO BANK N.V. (as the Bank)

By:	/s/ Arjo Blok
	Name:	Arjo Blok
Title:

By:	/s/ Hassan Filali
	Name:	Hassan Filali
Title:

By: ABN AMRO BANK N.V.

By:	/s/ Denis Viskovich
	Name:	Denis Viskovich
	Title:	Authorised Signatory

By: ABN AMRO BANK N.V.

By:	/s/ Roger Munger
	Name:	Roger Munger
	Title:	Authorised Signatory

By: CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Tim Devine
	Name:	Tim Devine
	Title:	Director

By: LEHMAN BROTHERS INC.

By:	/s/ Martin Goldberg
	Name:	Martin Goldberg
	Title:	Senior Vice President

By: MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Savrahb Monga
	Name:	Savrahb Monga
	Title:	Authorised Signatory